UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2008

BSQUARE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-27687	91-1650880
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 110th Avenue NE, Suite 200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-519-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2008, BSQUARE Corporation (the "Company") and TestQuest, Inc. ("TestQuest") entered into an Asset Purchase Agreement (the "Agreement") pursuant to which the Company purchased substantially all of the assets of TestQuest, including automated mobile and embedded device and application testing products, equipment, intellectual property, customer contracts, accounts receivable and associated goodwill, for an aggregate cash purchase price of $2,200,000, less any permitted adjustments. The Company will also assume less than $200,000 in current liabilities, including employee related liabilities and expenses, as well as additional ongoing obligations related to continued operations of the TestQuest business that are expected to be less than $100,000. Of the total cash purchase price, $1,900,000 was paid on or prior to closing, and the remaining $300,000 is payable on or before December 5, 2008, less any adjustments with respect to accounts receivable and assumed liabilities, including employee-related liabilities. In addition, the Company has agreed to hire 22 TestQuest employees and three contractors. The Agreement includes customary representations, warranties and covenants.

A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of BSQUARE Corporation, dated November 19, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

November 19, 2008	By:	/s/ Scott C. Mahan

Name: Scott C. Mahan
Title: Vice President, Finance & Operations

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of BSQUARE Corporation, dated November 19, 2008